                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62723) pertaining to The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan, As Amended and The Price Enterprises Directors' 1995 Stock Option Plan, As Amended of our report dated January 21, 2000 (except for
Note 13, as to which the date is February 29, 2000), with respect to the consolidated financial statements and schedules of Price Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                        /s/ ERNST & YOUNG LLP

San Diego, California
March 28, 2000